Exhibit (a)(4)

TAX-MANAGED MULTI-CAP OPPORTUNITY PORTFOLIO AMENDMENT TO DECLARATION OF TRUST

         AMENDMENT, to be effective July 1, 2007 to the Declaration of Trust made February 28, 2000 (hereinafter called the “Declaration”) of Tax-Managed Multi-Cap Opportunity Portfolio, a New York trust (hereinafter called the “Trust”) by the undersigned, being at least a majority of the Trustees of the Trust in office on June 4, 2007.

         WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;

         NOW, THEREFORE, the undersigned Trustees, do hereby amend the Declaration as of July 1, 2007, in the following manner:

1. The caption at the head of the Declaration is hereby amended to read as follows:

TAX-MANAGED MULTI-CAP GROWTH PORTFOLIO

2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:

ARTICLE I

         1.1. Name. The name of the trust created hereby (the “Trust”) shall be Tax-Managed Multi-Cap Growth Portfolio and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

         IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 4th day of June, 2007.

/s/ Benjamin C. Esty	/s/ Ronald A. Pearlman
Benjamin C. Esty	Ronald A. Pearlman

/s/ Thomas E. Faust Jr.	/s/ Norton H. Reamer
Thomas E. Faust Jr.	Norton H. Reamer

/s/ Allen R. Freedman	/s/ Heidi L. Steiger
Allen R. Freedman	Heidi L. Steiger

/s/ James B. Hawkes	/s/ Lynn A. Stout
James B. Hawkes	Lynn A. Stout

/s/ Samuel L. Hayes, III	/s/ Ralph F. Verni
Samuel L. Hayes, III	Ralph F. Verni

/s/ William H. Park
William H. Park